Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Avnet, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-208009, 333-227100 and 333-262379) and Form S-8 (Nos. 333-262380, 333-228875 and 333-214887) of our report dated August 15, 2025, with respect to the consolidated financial statements of Avnet, Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Phoenix, Arizona

August 15, 2025